Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports First Quarter 2016 Results
Company Doubles Adjusted EBIT;
Delivers Record First Quarter Adjusted EPS

•	Composites delivered $64 million of EBIT in the quarter; achieved 14% EBIT margins

•	Roofing grew EBIT by $53 million in the quarter; delivered 17% EBIT margins

•	Insulation delivered 19th consecutive quarter of EBIT growth

•	Improved free cash flow performance by $170 million

•	Completed acquisition of InterWrap on April 21, 2016

TOLEDO, Ohio - April 27, 2016 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.23 billion in the first quarter of 2016, compared to net sales of $1.20 billion in the prior-year period.

First-quarter 2016 adjusted earnings were $62 million, or $0.53 per diluted share, compared with $22 million, or $0.19 per diluted share, during the same period one year ago. The company reported net earnings of $57 million, or $0.49 per diluted share, in the first quarter of 2016, compared with net earnings of $18 million, or $0.15 per diluted share, in 2015.

“Owens Corning had a record first quarter, with all three businesses demonstrating year-on-year EBIT growth,” said Chairman and Chief Executive Officer Mike Thaman. “The Composites business displayed continued momentum in margins and volumes. The Roofing business delivered particularly strong results, due to growth in underlying market demand and storm activity late in the quarter. The Insulation business continued to deliver year-over-year EBIT improvement,” Thaman said.

Consolidated First-Quarter Results

•	Owens Corning improved its recordable incident rate in the first quarter of 2016 by 16 percent and continues to maintain a very high level of safety performance.

•
Adjusted earnings before interest and taxes (EBIT) in the first quarter of 2016 were $118 million, up from $60 million in 2015. Reported EBIT for the first quarter was $116 million, compared with $58 million during the same period in 2015 (See Table 2).

•	Free cash flow improved by $170 million year-over-year as a result of improved earnings and working capital performance (See Table 8).

•
In addition to the InterWrap acquisition, the company reached agreement to acquire the non-wovens and fabrics business of Ahlstrom. That transaction is currently under regulatory review and expected to close later this year.

•
During the first quarter, Owens Corning repurchased 0.8 million shares of the company's common stock for $36 million. As of March 31, 2016, 3.8 million shares remained available for repurchase under the company's current authorization.

Outlook

The company continues to expect a market environment consistent with consensus expectations for U.S. housing starts and moderate global growth.

In Composites, the company expects continued growth in the glass fiber market, driven by moderate global industrial production growth. Based on the strong start to the year, Owens Corning now expects EBIT improvement of at least $30 million.

In Roofing, given the strong start to the year and recent storm activity, the company now sees upside to its prior guidance of modest market growth in 2016.

In Insulation, the company now expects slightly negative revenue growth and relatively flat margins for the full year. This outlook reflects the potential impact of a contractual dispute with a large residential customer that began early in the second quarter of 2016.

The updated outlook for Roofing and Composites performance should offset the lower expectations for the Insulation business. In addition, the company expects the InterWrap acquisition to contribute at least $160 million of revenue and $25 million of adjusted EBIT to the Roofing segment in 2016.

The company estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.0 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be $120 million to $130 million in 2016. Capital additions in 2016 are expected to total approximately $385 million, including an estimated $50 million for the completion of the previously announced mineral fiber insulation facility in Joplin, Missouri. Interest expense is now expected to be about $115 million, including the financing of the InterWrap acquisition.

Next Earnings Announcement
Second-quarter 2016 results will be announced on Wednesday, July 27, 2016.

First-Quarter 2016 Conference Call and Presentation
Wednesday, April 27, 2016
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 477-4459 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc160427

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through May 4, 2016. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-837-22
Replay available at http://services.choruscall.com/links/oc160427 Webcast replay available until April 27, 2017

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2015 sales of $5.4 billion and employs about 16,000 people in 25 countries. It has been a Fortune 500® company for 61 consecutive years. For more information, please visit www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; domestic and international economic and political conditions, including new legislation or other governmental actions; labor disputes, legal and regulatory proceedings, including litigation; research and development activities and intellectual property protection; interest rate movements; our ability to utilize net operating loss carry-forwards; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 27, 2016, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015
NET SALES	$1,231	$1,203
COST OF SALES	959	994
Gross margin	272	209
OPERATING EXPENSES
Marketing and administrative expenses	134	129
Science and technology expenses	19	17
Other expenses, net	3	5
Total operating expenses	156	151
EARNINGS BEFORE INTEREST AND TAXES	116	58
Interest expense, net	23	26
EARNINGS BEFORE TAXES	93	32
Income tax expense	34	13
NET EARNINGS	59	19
Net earnings attributable to noncontrolling interests	2	1
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$57	$18
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.49	$0.15
Diluted	$0.49	$0.15
Dividend	$0.18	$0.17
WEIGHTED AVERAGE COMMON SHARES
Basic	115.5	117.8
Diluted	116.5	118.5

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended March 31,
	2016	2015
Restructuring costs	$—	$(2)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(2)	—
Total adjusting items	$(2)	$(2)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2016	2015
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$57	$18
Net earnings attributable to noncontrolling interests	2	1
NET EARNINGS	59	19
Income tax expense	34	13
EARNINGS BEFORE TAXES	93	32
Interest expense, net	23	26
EARNINGS BEFORE INTEREST AND TAXES	116	58
Less: adjusting items from above	(2)	(2)
ADJUSTED EBIT	$118	$60

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2016	2015
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$57	$18
Adjustment to remove adjusting items, net of tax	1	1
Adjustment to tax expense to reflect pro forma tax rate*	4	3
ADJUSTED EARNINGS	$62	$22

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.49	$0.15
Adjustment to remove adjusting items, net of tax	0.01	0.01
Adjustment to tax expense to reflect pro forma tax rate*	0.03	0.03
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.53	$0.19

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	115.5	117.8
Non-vested restricted and performance shares	0.6	0.3
Options to purchase common stock	0.4	0.4
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	116.5	118.5

*
For 2016, we have used a pro forma effective tax rate of 33%, which is the mid-point of our 2016 effective tax rate guidance of 32% to 34%.  For comparability, in 2015, we have used an effective tax rate of 33%, which was our 2015 effective tax rate excluding the reversal (recorded in the fourth quarter of 2015) of a valuation allowance against certain Canadian net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2016	December 31, 2015
CURRENT ASSETS
Cash and cash equivalents	$54	$96
Receivables, less allowances of $9 at March 31, 2016 and $8 at December 31, 2015	785	709
Inventories	708	644
Assets held for sale	13	12
Other current assets	50	47
Total current assets	1,610	1,508
Property, plant and equipment, net	2,988	2,956
Goodwill	1,167	1,167
Intangible assets, net	996	999
Deferred income taxes	475	492
Other non-current assets	219	222
TOTAL ASSETS	$7,455	$7,344
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$893	$912
Short-term debt	3	6
Long-term debt – current portion	163	163
Total current liabilities	1,059	1,081
Long-term debt, net of current portion	1,785	1,702
Pension plan liability	384	397
Other employee benefits liability	237	240
Deferred income taxes	9	8
Other liabilities	153	137
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,956	3,965
Accumulated earnings	1,091	1,055
Accumulated other comprehensive deficit	(625)	(670)
Cost of common stock in treasury (c)	(636)	(612)
Total Owens Corning stockholders’ equity	3,787	3,739
Noncontrolling interests	41	40
Total equity	3,828	3,779
TOTAL LIABILITIES AND EQUITY	$7,455	$7,344

(a)10 shares authorized; none issued or outstanding at March 31, 2016, and December 31, 2015.
(b)400 shares authorized; 135.5 issued and 115.6 outstanding at March 31, 2016; 135.5 issued and 115.9 outstanding at December 31, 2015
(c)19.9 shares at March 31, 2016, and 19.6 shares at December 31, 2015

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net earnings	$59	$19
Adjustments to reconcile net earnings to cash provided by (used for) operating activities:
Depreciation and amortization	76	75
Deferred income taxes	28	4
Provision for pension and other employee benefits liabilities	4	5
Stock-based compensation expense	8	8
Other non-cash	(1)	—
Change in working capital	(82)	(211)
Pension fund contribution	(7)	(14)
Payments for other employee benefits liabilities	(5)	(5)
Other	(17)	3
Net cash flow provided by (used for) operating activities	63	(116)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(98)	(89)
Net cash flow used for investing activities	(98)	(89)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	150	529
Payments on senior revolving credit and receivables securitization facilities	(71)	(247)
Net decrease in short-term debt	(3)	(17)
Cash dividends paid	(40)	(39)
Purchases of treasury stock	(43)	(19)
Other	(1)	7
Net cash flow (used for) provided by financing activities	(8)	214
Effect of exchange rate changes on cash	1	1
Net (decrease) increase in cash and cash equivalents	(42)	10
Cash and cash equivalents at beginning of period	96	67
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54	$77

Table 6
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2016	2015
Net sales	$473	$474
% change from prior year	—%	—%
EBIT	$64	$60
EBIT as a % of net sales	14%	13%
Depreciation and amortization expense	$34	$32

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2016	2015
Net sales	$385	$379
% change from prior year	2%	7%
EBIT	$13	$7
EBIT as a % of net sales	3%	2%
Depreciation and amortization expense	$25	$24

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2016	2015
Net sales	$429	$393
% change from prior year	9%	(21)%
EBIT	$73	$20
EBIT as a % of net sales	17%	5%
Depreciation and amortization expense	$10	$9

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2016	2015
Restructuring costs	$—	$(2)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(2)	—
General corporate expense and other	(32)	(27)
EBIT	$(34)	$(29)
Depreciation and amortization	$7	$10

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedules
(unaudited)

The following non-GAAP measures are intended to supplement investors' understanding of the Company's financial information. Free cash flow is a measure used by investors, financial analysts and management to help evaluate the Company's ability to use cash to pursue opportunities that enhance shareholder value. Free cash flow is used internally by the Company for various purposes, including reporting results of operations to the Board of Directors of the Company and analysis of performance. Although management believes that these measures provide a useful representation of our operational performance, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with accounting principles generally accepted in the United States.

The reconciliation from net cash flow provided by (used for) operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2016	2015
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$63	$(116)
Less: Cash paid for property, plant and equipment	(98)	(89)
FREE CASH FLOW	$(35)	$(205)